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                                                                     EXHIBIT 2.2

                               ARTICLES OF MERGER

                                       OF

                           CROWLEY INVESTMENTS, INC.
                              A TEXAS CORPORATION

                                      AND

                         HOME INTERIORS AND GIFTS, INC.
                              A TEXAS CORPORATION


       Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned, Crowley Investments, Inc., a Texas corporation ("Crowley Investments"), and Home Interiors & Gifts, Inc., a Texas corporation ("Home Interiors"), adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the Texas Business Corporation Act.

       1. The Agreement and Plan of Merger, dated as of April 13, 1998, between Crowley Investments and Home Interiors (the "Agreement and Plan of Merger") set forth as Exhibit A attached hereto, was approved and adopted in accordance with the provisions of Article 5.04 of the Texas Business Corporation Act providing for the merger of Crowley Investments with and into Home Interiors and resulting in Home Interiors being the surviving corporation in the merger.

       2. The name of each of the undersigned corporations and the laws under which such corporation was organized are:

                                                         ORGANIZATIONAL
              NAME OF CORPORATION                        JURISDICTION
              -------------------                        ------------
              Crowley Investments                        Texas
              Home Interiors                             Texas

       3. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Agreement and Plan of Merger are as follows:
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
NAME OF              NUMBER OF SHARES      DESIGNATION OF              NUMBER OF SHARES ENTITLED TO
CORPORATION          OUTSTANDING           CLASS OR SERIES             VOTE AS A CLASS OR SERIES
-----------          -----------           ---------------             ------------------------
Crowley
Investments          1,000                 common                               -0-

Home Interiors       50,956,800            common                               -0-

       4. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of shares voted for and against the Agreement and Plan of Merger, respectively, are as follows:

       NAME OF                     TOTAL VOTED           TOTAL VOTED
       CORPORATION                 FOR                   AGAINST
       -----------                 ---                   -------
       Crowley Investments         1,000                 -0-

       Home Interiors              50,029,461            190,070

       5. The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Texas and by the constituent documents of Crowley Investments and Home Interiors.

       6. An executed copy of the Agreement and Plan of Merger is on file at Home Interiors' principal place of business, which is located at 4550 Spring Valley Road, Dallas, Texas 75244-3705.

       7. A copy of the Agreement and Plan of Merger will be furnished by Home Interiors, on written request and without cost, to any shareholder of Home Interiors or Crowley Investments.

       8. Home Interiors will be responsible for the payment of all fees and franchise taxes of Crowley Investments.

            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)


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Dated:     June 4, 1998


HOME INTERIORS AND GIFTS, INC.             CROWLEY INVESTMENTS, INC.



By:_________________________________       By:_________________________________
       Donald J. Carter, Jr.                       Daniel S. Dross
       Chief Executive Officer                     Secretary and Treasurer





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